UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 11, 2009
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On November 11, 2009, FirstMerit Bank, N.A. (the “Bank”), a wholly-owned subsidiary of FirstMerit Corporation (the “Company”), entered into a Purchase and Assumption Agreement (the “P&A Agreement”) with First Bank, a wholly owned subsidiary of First Banks, Inc., to purchase certain assets and transfer certain liabilities with respect to 24 First Bank branches located in the greater Chicago, Illinois area. This transaction will include the assumption by the Bank of not less than $1.0 billion in deposits and the purchase by the Bank of not less than $315 million of loans and certain other assets of First Bank associated with the acquired branch locations. The acquisition of the First Bank branches is expected to close in the first quarter of 2010, subject to the receipt of regulatory approvals and the satisfaction of other customary closing conditions.
     The foregoing description of the P&A Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. A copy of the press release announcing the Bank’s execution of the P&A Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
ITEM 7.01 REGULATION FD DISCLOSURE.
     On November 11, 2009, the Company published a slide show presentation concerning the proposed branch acquisition from First Bank. A copy of the slide presentation is set forth as Exhibit 99.2 hereto and is incorporated herein by reference.
     Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description

10.1	Purchase and Assumption Agreement, dated November 11, 2009, by and between FirstMerit Bank, N.A. and First Bank.

99.1	Press Release, dated November 11, 2009.

99.2	Investor Presentation, dated November 11, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Terrence E. Bichsel
Terrence E. Bichsel
Executive Vice President and Chief Financial Officer

Date: November 12, 2009